--------------------------------------------------------------------------------
                                                                  EXHIBIT 99.01
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE



                                     FOR MORE INFORMATION CONTACT:

                                     Mark C. Brown, Senior Vice President and
                                     Chief Financial Officer
                                     (703) 247-2514

                                     Sonya Udler, Vice President,
                                     Corporate Communications
                                     (703) 247-2517
                                     sonya.udler@strayer.edu


           STRAYER EDUCATION, INC. REPORTS RECORD SECOND QUARTER 2003
                        ENROLLMENT, REVENUES AND EARNINGS

                  -- STRAYER SECOND QUARTER REVENUES UP 24% --

            -- STRAYER SECOND QUARTER DILUTED EPS OF $0.60, UP 18% --

         ---- STRAYER UNIVERSITY SUMMER 2003 TOTAL ENROLLMENTS UP 25%/
                       NEW STUDENT ENROLLMENTS UP 31% --

         -- STRAYER UNIVERSITY SUMMER 2003 ONLINE ENROLLMENTS UP 68% --

                     -- SECOND RALEIGH, N.C. CAMPUS OPENS/
               COMPANY ON TRACK TO OPEN 5 NEW CAMPUSES IN 2003 --

           -- STRAYER FULL YEAR EPS ESTIMATE RAISED TO $2.04 TO $2.08
                          (EXCLUDING ONE-TIME GAINS) --

ARLINGTON, Va., August 1, 2003 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three and six months ended June 30, 2003. Financial highlights are as follows:

THREE MONTHS ENDED JUNE 30

o Revenues for the three months ended June 30, 2003 increased 24% to $37.0 million, compared to $29.8 million for the same period in 2002, due to increased enrollment and a 5% tuition increase which commenced in January 2003.

o Operating income (EBIT) rose 20% to $14.0 million from $11.7 million for the same period in 2002. Operating income margin was 38.0%, compared to 39.3% for the same period in 2002. The decrease in operating margin was primarily due to the opening of two new campuses for the spring term of this year compared to the prior year in which all three new campuses were opened for the summer term.

o Net income rose 20% to $8.8 million compared to $7.4 million for the same period in 2002. Earnings per diluted share rose 18% to $0.60 compared to $0.51 for the same period in 2002, as diluted weighted average shares outstanding increased to 14,779,000 from 14,515,000 for the same period in 2002.

SIX MONTHS ENDED JUNE 30

o Revenues for the six months ended June 30, 2003 increased 24% to $73.7 million, compared to $59.5 million for the same period in 2002, due to increased enrollment and a 5% tuition increase effective for 2003.

o Operating income (EBIT) rose 20% to $28.1 million from $23.5 million for the same period in 2002. Operating income margin was 38.2%, compared to 39.5% for the same period in 2002. The decrease in operating income margin is primarily attributable to the earlier timing of two new campus openings compared to 2002.

o Net income rose 20% to $17.7 million compared to $14.8 million for the same period in 2002. Earnings per diluted share rose 17% to $1.20 compared to $1.03 for the same period in 2002, as diluted weighted average shares outstanding increased to 14,709,000 from 14,448,000 for the same period in 2002.

"We are pleased with both our financial results for the second quarter, as well as our strong enrollment growth for the summer term," said Robert Silberman, Chairman and Chief Executive Officer of Strayer Education, Inc. "Our online program continues to provide high academic quality and convenience to both our campus-based and out-of-area students. Our second campus in Raleigh, N.C. will allow us to better serve that growing market, and we remain on track to open two additional campuses that will commence offering classes in Philadelphia this fall."


BALANCE SHEET AND CASH FLOW

At June 30, 2003, the Company had cash, cash equivalents and marketable securities of $83.8 million and no debt. In the second quarter, as part of its cash management activities, the Company invested an additional $2 million in a diversified, no load, short-term investment grade corporate bond fund. As of June 30, 2003, the Company had $26.4 million invested in this fund.

The Company generated $19.6 million from operating activities in the first six months of 2003. Capital expenditures were $2.4 million for the same period.

In the second quarter 2003, bad debt expense as a percentage of revenue was 1.9% compared to 1.3% for the same period in 2002. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was seven days at the end of the second quarter 2003, compared to seven days for the same period in 2002.


STUDENT ENROLLMENT

Enrollment at Strayer University for the 2003 summer term increased 25% to 13,928 students compared to 11,171 for the same term in 2002. Across the Strayer University campus network, new student enrollments increased 31% and continuing student enrollments increased 24%. Students taking 100% of their classes at Strayer University Online increased 68% to 6,082 students from 3,612. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the summer 2003 quarter was 7,503.

                                                       STUDENT ENROLLMENT


                                                               Summer      Summer       %
                                                                2002        2003      Change
                                                             ----------  ----------  --------
     New Campuses  (9 in operation 3 or less years)
          Campus Based Students                                    406       1,106      172%
          Online Based Students                                    354       1,137      221%
                                                             ----------  ----------
               Total New Campus Students                           760       2,243      195%
                                                             ----------  ----------

     Mature Campuses (14 in operation 4 or more years)
          Campus Based Students                                  7,153       6,740       -6%
          Online Based Students                                  2,591       3,834       48%
                                                             ----------  ----------
               Total Mature Campus Students                      9,744      10,574        9%
                                                             ----------  ----------

     Out of Area Online Students                                   667       1,111       67%
                                                             ----------  ----------

     Total University Enrollment                                 11,171     13,928       25%
                                                             ==========  ==========

     Total Students Taking 100% Courses Online                   3,612       6,082       68%

     Total Students Taking At Least 1 Course Online              4,527       7,503       66%


NEW CAMPUS OPENINGS

Raleigh, North Carolina

Strayer University successfully opened its second campus in Raleigh, N.C., for the summer 2003 term, with classes commencing on June 30.

Philadelphia, Pennsylvania

Strayer University will open two campuses in the Philadelphia area for the fall 2003 term. Leases have been executed, and fit out is currently underway for campus facilities in Springfield, Pa. and Bensalem, Pa. Marketing and recruiting activities commenced on July 1 in the Philadelphia market. First classes will be held on September 22.

EXPANDED ONLINE COURSE OFFERINGS

Strayer University Online is offering 493 online classes in the summer 2003 term, with all academic programs now available synchronously and asynchronously.

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the summer 2003 term, the Company estimates third quarter 2003 diluted EPS will be in the range of $0.22 - $0.24. Also, based on the strong enrollment growth for the summer 2003 term, the Company believes its diluted earnings per share for the full year will be in the range of $2.04 - $2.08 (before any potential one-time gain associated with the previously announced planned sale of its Washington, D.C. campus building).

STOCK OPTION ACTIVITY AND CALCULATION OF TOTAL POTENTIAL SHARE ISSUANCE

In the second quarter of 2003, the Company granted 10,000 stock options to a new member of the Board of Directors, Robert L. Johnson, in accordance with the Company's Stock Option Plan.

The Company uses the intrinsic-value-based method of accounting for its stock option plan. Under this method, compensation expense is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Had compensation expense been determined based on the fair value of the options at grant dates computed by the Black-Scholes methodology, the Company estimates net income and diluted net income per share would have been $7.7 million and $0.52 per share, respectively, for the three months ended June 30, 2003, and $15.6 million and $1.06 per share, respectively for the six months ended June 30, 2003.

The following assumptions were used to estimate fair value as of the date of grant using The Black-Scholes option pricing model:

                                                                         2002         2003
                                                                         ----         ----
  Dividend yield....................................................     0.5%         0.5%
  Risk-free interest rates..........................................     4.8%         3.0%
  Volatility........................................................     43%          40%
  Expected option term (years)......................................     5.9          5.2
  Weighted average fair value of options granted during the year....   $23.65       $21.88

Shares used to compute diluted earnings per share include common shares issued and outstanding, the assumed conversion of Series A Convertible Redeemable Preferred Stock outstanding, and the assumed exercise of issued stock options using the Treasury Stock Method. Our total current and potential common shares outstanding are as follows:

  Current
  -------

  Weighted average common shares outstanding for the three months ended 6/30/03.. 10,666,147
  Convertible Series A Preferred Stock, convertible on a
      1:1 basis (outstanding or recorded) at 6/30/03 ............................  3,827,972
  Issued stock options using Treasury Stock Method...............................    284,512
                                                                                  ----------
        Total current............................................................ 14,778,631


  Potential
  ---------

  Accrual of required PIK dividends on Convertible Series A
      Preferred Stock through May 2006 ..........................................    493,985 (a)
  Total issued stock options, less options accounted for using
      the Treasury Stock Method above ...........................................    916,753
  Authorized but unissued options ...............................................    334,405
                                                                                  ----------
        Total potential..........................................................  1,745,143
                                                                                  ----------
            Total current and potential common shares............................ 16,523,774
                                                                                  ==========

           (a) This number may be smaller as it does not reflect that the Company has the right to force conversion of all remaining Series A preferred shares into common shares after May 15, 2004 if the Company's common stock price trades above $52.00 per share for twenty consecutive trading days. Of the 493,985 shares, 129,926 would potentially accrue through May 15, 2004.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its second quarter 2003 earnings on August 1 at 10:00 a.m. ET. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live web cast over the Internet. To access the live web cast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888) 203-1112 (pass code 648024) starting at 3 p.m. ET on Friday, August 1 and will be available through Tuesday, August 5 and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company which owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy.

Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, and information technology. The University has more than 16,700 working adult students at 25 campuses in Maryland, North Carolina, Pennsylvania, Tennessee, Virginia and Washington, D.C. and worldwide via the Internet through Strayer University Online. Strayer University is committed to providing high quality education that prepares working adult students for advancement in their careers and professional lives. By adapting to the latest techniques and technologies used in business, Strayer provides our graduates with practical skills and a competitive edge in the changing marketplace.

Strayer University is accredited by the Middle States Commission on Higher Education. Founded in 1892, Strayer attracts students from around the country and throughout the world.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             For the three months                  For the six months
                                                ended June 30,                       ended June 30,
                                       ----------------------------------   ----------------------------------
                                                                   %
                                         2002        2003        Change       2002         2003      % Change
                                       ---------   ---------    ---------   ---------    ---------   ---------
Revenues ..........................     $29,823    $36,965         23.9%     $59,521      $73,659       23.8%
                                       ---------   ---------                ---------    ---------

Costs and expenses:
Instructional and educational
  support .........................      10,356      13,261        28.1%      19,998       26,092       30.5%
Selling and promotion .............       3,760       4,947        31.6%       7,493        9,836       31.3%
General and administrative ........       3,997       4,724        18.2%       8,503        9,601       12.9%
                                       ---------   ---------                ---------    ---------
                                         18,113      22,932        26.6%      35,994       45,529       26.5%
                                       ---------   ---------                ---------    ---------

Income from operations ............      11,710      14,033        19.8%      23,527       28,130       19.6%
Operating Income Margin ...........       39.3%       38.0%                    39.5%        38.2%

Investment and other income .......         395         587        48.6%         758        1,162       53.3%
                                       ---------   ---------                ---------    ---------

Income before income taxes ........      12,105      14,620        20.8%      24,285       29,292       20.6%

Provision for income taxes ........       4,721       5,779        22.4%       9,472       11,579       22.2%
                                       ---------   ---------                ---------    ---------

Net income ........................       7,384       8,841        19.7%      14,813       17,713       19.6%

Preferred stock dividends and
  accretion .......................       2,025       1,281       (36.7%)      4,041        2,555      (36.8%)
                                       ---------   ---------                ---------    ---------

Net income available to common
  stockholders ....................      $5,359      $7,560        41.1%     $10,772      $15,158       40.7%
                                       =========   =========                =========    =========

Basic net income per share ........       $0.64       $0.71        10.9%       $1.29        $1.42       10.1%
                                       =========   =========                =========    =========

Diluted net income per share ......       $0.51       $0.60        17.6%       $1.03        $1.20       16.5%
                                       =========   =========                =========    =========

Common dividend per share .........      $0.065      $0.065          --        $0.13        $0.13         --

Weighted average shares outstanding
        Basic .....................       8,352      10,666        27.7%       8,352       10,659       27.6%
        Diluted ...................      14,515      14,779         1.8%      14,448       14,709        1.8%

                             STRAYER EDUCATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                     ASSETS
                                                          At December 31,         At June 30,
                                                               2002                  2003
                                                         -----------------     ----------------
Current assets:
    Cash and cash equivalents .......................         $49,135                $57,415
    Investment in marketable securities .............          18,121                 26,401
    Tuition receivable - net ........................          25,759                 25,696
    Other current assets ............................             773                    961
                                                            ---------             ----------

    Total current assets ............................          93,788                110,473

Student loan receivable - net .......................           9,453                  9,503
Property & equipment - net ..........................          36,571                 36,820
Other assets ........................................             312                    312
                                                            ---------             ----------

Total assets ........................................        $140,124               $157,108
                                                            =========             ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ................................          $3,534                 $3,814
    Accrued expenses ................................           1,181                    920
    Dividends payable ...............................           1,507                  1,511
    Income taxes payable ............................           1,812                  1,689
    Unearned tuition ................................          29,853                 28,922
                                                            ---------             ----------

        Total current liabilities ...................          37,887                 36,856

Deferred lease incentives and rent obligations ......           1,985                  2,086
Deferred income taxes ...............................              70                     65
                                                            ---------             ----------

        Total liabilities ...........................          39,942                 39,007
                                                            ---------             ----------

Series A Convertible Redeemable
      Preferred Stock ...............................          93,807                 94,733
Stockholders' equity:
      Common stock ..................................             107                    107
      Additional paid-in capital ....................          58,868                 61,924
      Retained earnings (accumulated deficit) .......         (52,674)               (38,905)
      Accumulated other comprehensive income ........              74                    242
                                                            ---------             ----------

Total stockholders' equity ..........................           6,375                 23,368
                                                            ---------             ----------

Total liabilities & stockholders' equity ............        $140,124               $157,108
                                                            =========             ==========

                                             STRAYER EDUCATION, INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                                (AMOUNTS IN THOUSANDS)

                                                                      For the six months
                                                                         ended June 30,
                                                               --------------------------------
                                                                   2002                2003
                                                               ------------        ------------
Cash flow from operating activities:
     Net income                                                  $14,813             $17,713
     Adjustments to reconcile net income to net cash
        provided by operating activities:
        Amortization of deferred rent                                (84)                101
        Depreciation and amortization                              1,712               2,136
        Provision for student loan losses                             81                  72
        Deferred income taxes                                        (34)                (81)
      Changes in assets and liabilities:
        Tuition receivable, net                                    1,504                  63
        Other current assets                                        (953)               (224)
        Other assets                                                  29                  --
        Accounts payable                                            (242)                280
        Accrued expenses                                             298                (261)
        Income taxes payable                                      (1,229)                822
        Unearned tuition                                          (2,000)               (931)
      Student loans originated                                    (4,027)             (4,288)
      Collections on student loans receivables                     3,752               4,166
                                                              ----------           ---------
            Net cash provided by operating activities             13,620              19,568
                                                              ----------           ---------
Cash flows from investing activities:
     Purchases of property and equipment                         (14,631)             (2,385)
     Purchases of marketable securities                           (6,000)             (8,000)
                                                              ----------           ---------
           Net cash used in investing activities                 (20,631)            (10,385)
                                                              ----------           ---------
Cash flows from financing activities:
     Common dividends paid                                        (1,086)             (1,384)
     Preferred dividends paid                                     (2,624)             (1,630)
     Deferred lease incentives                                       250                  --
     Proceeds from exercise of stock options                          --               2,111
     Issuance cost of preferred stock                                (29)                 --
                                                              ----------           ---------
            Net cash used in financing activities                 (3,489)               (903)
                                                              ----------           ---------
            Net increase in cash and cash equivalents            (10,500)              8,280
Cash and cash equivalents -- beginning of period                  58,705              49,135
                                                              ----------           ---------
Cash and cash equivalents -- end of period                       $48,205             $57,415
                                                              ==========           =========